UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

WINNER MEDICAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2813-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2006 Equity Incentive Plan

The board of directors (the “Board”) of Winner Medical Group Inc. (the “Company”) adopted an equity incentive plan that was approved by the Company’s stockholders in April 2006.  That equity incentive plan was later amended by the Board on October 7, 2007 (as amended, the “2006 Plan”).  The 2006 Plan provides for the grant to employees, directors, consultants and advisors of stock options, stock appreciation rights and stock awards (including restricted stock, performance grants, stock bonuses and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights). All equity awards granted under the Plan will be granted with respect to shares of our common stock.

The 2006 Plan is attached as Exhibit 10.16 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on October 12, 2010, and is incorporated herein by reference.

Adoption of 2012-13 Restricted Stock Unit Incentive Plan

On November 3, 2011, the Board approved the 2012-13 Equity Incentive Plan (the “2012-13 Plan”), an incentive compensation program for fiscal years 2012 and 2013 that is a sub-plan of the Company’s 2006 Plan. On that same date, 530,000 Restricted Stock Units and 1,700,000 Options were granted to certain participants under the 2012-13 Plan.

Eligible participants under the 2012-13 Plan are employee directors, senior management and other key employees of the Company. All awards to participants in the 2012-13 Plan will be “Restricted Stock Unit” awards, consisting of a stock unit as provided in the 2006 Plan, and/or “Option” awards, consisting of a nonqualified stock option as provided in the 2006 Plan. The 2012-13 Plan expires the earlier of four years of the date of approval or the effective date of termination of the 2006 Plan. Other material terms of the 2012-13 Plan include the following.

Restricted Stock Units

•
The maximum number of units from Restricted Stock Units that will be available for issuance under the 2012-13 Plan is 530,000 units. Each participant will be eligible to receive one share of the Company’s common stock, which will be issued from the Company’s 2006 Plan, for each Restricted Stock Unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

•
On each of November 3, 2014 and November 3, 2015, a participant will be eligible to vest up to 1/2 of the total number of restricted stock units underlying an award. The percentage of such vesting is individually predetermined and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets.

Options

•	Each participant will be eligible to purchase one share of the Company’s common stock, and the maximum number of shares from options that will be available for issuance will be 1,700,000.
•
On each of November 3, 2012, November 3, 2013, November 3, 2014 and November 3, 2015, a participant will be eligible to vest up to 1/4 of the total number of Option awards. The percentage of such vesting is individually predetermined and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets.

•	Each Option award that is vested will expire two (2) years after its vesting date.
•
The per share exercise price of an Option will be determined by the administrator of the plan when the Option is granted, and shall in no event be less than 100% of the per share fair market value of the shares subject to such Option on the date of grant of such Option.

The 2012-13 Plan is attached as Exhibit 10.19, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No	Description

10.19	Registrant’s 2012-13 Restricted Stock Unit Incentive Plan (as adopted November 3, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: November 8, 2011	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer